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                                                                 Exhibit 10/36

                                RESTRICTED STOCK
                                 AWARD AGREEMENT

      This Award Agreement is effective as of the 16th day of May, 2002 ("Date of Award"), between FirstMerit Corporation, an Ohio corporation (the "Company"), and David G. Lucht (the "Grantee"). In consideration of the agreements set forth below, the Company and the Grantee agree as follows:

      1. GRANT. A restricted stock award ("Award") of 15,000 shares ("Award Shares") of the Company's common stock, no par value ("Common Stock"), is hereby granted by the Company to the Grantee subject to the following terms and conditions and to the provisions of the FirstMerit Corporation 1999 Stock Plan (the "Plan"), the terms of which are hereby incorporated by reference.

      2. TRANSFER RESTRICTIONS. None of the Award Shares shall be sold, assigned or transferred, in whole or in part, voluntarily or involuntarily, by the Grantee, nor made subject to any lien (except as provided in Section 6 below), directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

      3. RELEASE OF RESTRICTIONS

         (a) The restrictions set forth in Section above shall lapse as follows:
                  (i) with respect to 5,000 Award Shares, on the anniversary of this Award Agreement in the year 2003, but only if the Grantee is an employee of the Company on said date;

                  (ii) with respect to 5,000 Award Shares, on the anniversary of this Award Agreement in the year 2004, but only if the Grantee is an employee of the Company on said date;

                  (iii) with respect to 5,000 Award Shares, on the anniversary of this Award Agreement in the year 2005, but only if the Grantee is an employee of the Company on said date.

         (b) The restrictions set forth in Section 2 above with respect to all of the Award Shares, to the extent they have not lapsed in accordance with subsection and to the extent not related to shares that previously have been forfeited to the Company, shall lapse on the first to happen of the following:

                  (i) the Grantee's employment with the Company is terminated following a Change in Control, a Displacement, or by reason of death, Disability, Termination of Employment Without Cause or Termination of Employment for
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            Good Reason (for purposes of this subsection (i), the terms "Change in Control," "Disability," "Termination of Employment Without Cause," and "Termination of Employment for Good Reason" shall have the same meanings ascribed to such terms in the Employment Agreement, effective as of May 16, 2002, between the Company and the Grantee (the "Employment Agreement"), and the term "Displacement" shall have the same meaning ascribed to such term in the Displacement Agreement, effective as of May 16, 2002, between the Company and the Grantee); or

                  (ii) an action by the Committee, in its sole discretion, terminating such restrictions.

      4. FORFEITURE. The Award Shares shall be forfeited to the Company upon the Grantee's termination of employment with the Company and its subsidiaries or affiliates on or prior to the date the restrictions lapse as provided in Section 3 above.

      5. RIGHTS AS SHAREHOLDER. The Grantee shall be entitled to all of the rights of a shareholder with respect to the Award Shares including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares since the Date of Award.

      6. ESCROW OF SHARE CERTIFICATES. For the purposes of securing the re-transfer of the Award Shares into the name of the Company in the event of forfeiture and to ensure adequate provision for any tax withholding obligations arising with respect to the Award, certificates for the Award Shares shall be issued in the Grantee's name and shall be held in escrow by, and subject to a security interest in favor of, the Company until restrictions with respect to such shares lapse and all withholding obligations have been satisfied or such shares are forfeited as provided herein; provided, however, that the terms of such escrow shall make allowance for the transactions contemplated by Section 3(b)(i) above. A certificate or certificates representing the Award Shares as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse and the satisfaction of any withholding obligations.

      7. GOVERNMENT REGULATIONS. Notwithstanding anything contained herein to the contrary, the Company's obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

      8. WITHHOLDING TAXES. The Company shall have the right to require the Grantee to remit to the Company, or to withhold from other amounts payable to the Grantee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.


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      9. GOVERNING LAW. This Agreement shall be construed under the laws of the
State of Ohio.

      10. RIGHT TO TERMINATE EMPLOYMENT. This Award shall not confer upon the Grantee any right with respect to being continued in the employ of the Company or to interfere in any way with the right of the Company to terminate his employment at any time, for any reason, with or without cause, except as may otherwise be stated in the Employment Agreement.

      IN WITNESS WHEREOF, the Company has caused the Award to be granted pursuant to this Award Agreement on the date first above written.

                                     FIRSTMERIT CORPORATION

                                     By: /s/ John R. Cochran
                                         -------------------------------------
                                     Its: Chairman and Chief Executive Officer
                                         -------------------------------------

Accepted:

GRANTEE:

/s/ David G. Lucht
-----------------------------
David G. Lucht

Date:  May 16, 2002


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